Exhibit 99.1
S1 Corporation Q2 2010 Earnings Call Presentation August 4, 2010 Copyright (c) 2010. S1 Corporation. All rights reserved. 1

This presentation contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These statements, including without limitation statements and projections regarding our revenue, expenses, Adjusted EBITDA, revenue backlog, capital expenditures, earnings per share, product development projects, future economic performance or management objectives, are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ materially from those contemplated by the forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All of the forward-looking statements are expressly qualified by the risk factors discussed in the Company's filings with the Securities and Exchange Commission ("SEC"). For a detailed discussion of these risk factors, please review the Company's filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and subsequent filings. Except as required by law, the Company will not update forward-looking statements over the course of future periods. For questions related to this information, please contact Paul Parrish, Chief Financial Officer, at 404-923- 3500 or paul.parrish@S1.com. Forward Looking Statements Copyright (c) 2010. S1 Corporation. All rights reserved. 2

This presentation contains an estimate of revenue backlog for our Payments and Banking: Large Financial Institution segments which is defined as an estimate of revenue for software licenses, including term licenses, professional services, and hosting services, in each case as specified in executed contracts that we believe will be recognized in revenue over the next 12 months. The portion of the estimate from our Banking: Large Financial Institution segment does not include revenue associated with the State Farm business or the custom development for an international branch customer ("Custom Projects"). Our estimate of revenue backlog requires substantial judgment of our management, is based on a number of assumptions, which may turn out to be inaccurate or wrong, and is subject to a number of factors and uncertainties, many of which are outside of our control. Such assumptions, factors and uncertainties include, but are not limited to, the following: Revenue for term licenses and hosting services are the annualized amount expected over the next 12 months as of the date presented; Foreign currency exchange rates are assumed to remain constant over the 12 month period for contracts stated in currencies other than the U.S. Dollar; Perpetual licenses and professional services are based on current estimates of project completion over the next 12 months; Our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition or general changes in economic conditions within their industries or geographic locations; We may experience delays in the development or delivery of products or services specified in customer contracts; and Our estimate is based on constant hosting transaction volumes, and changes in hosting transaction volumes may impact the amount of revenue actually recognized in future periods. Non-GAAP Measures Copyright (c) 2010. S1 Corporation. All rights reserved. 3

Estimates of future financial results are inherently unreliable. Accordingly, there can be no assurance that the amounts included in our estimate of revenue backlog will be recognized over the next 12 months, or at all. Additionally, because our estimate of revenue backlog is an operating metric, it is not subject to the same level of internal review or control as a U.S. GAAP financial measure. We believe that presenting this estimate provides supplemental information and an alternative presentation useful to investors understanding trends in our business including the shift we are experiencing toward recognizing more software license revenue using the percentage of completion method. The revenue backlog and sales bookings measures are considered non-GAAP financial measures as defined by SEC Regulation G. Although we believe our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with U.S. GAAP. The use of non-GAAP financial measures is subject to inherent limitations because they involve the exercise of management's judgment. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement U.S. GAAP financial results. Our non-GAAP financial measures may be different from such measures used by other companies. We believe that the presentation of these non-GAAP financial measure provides useful information to investors regarding our results of operations. Non-GAAP Measures Copyright (c) 2010. S1 Corporation. All rights reserved. 4

Key Themes Continuing transition in revenue model Payments and Banking: Large Financial Institution segments: Increased sales bookings to $49.9M in 1H 2010 vs. $39.3M in 2H 2009 New customer acquisition activity increased: Revenue backlog increased 23% during 1H 2010: $48.2M as of June 30, 2010 and $39.2M as of December 31, 2009 Copyright (c) 2010. S1 Corporation. All rights reserved. 5 Bookings 1H 2010 2H 2009 %Change New Customers $16.4 $6.8 141% Existing Customers $33.5 $32.5 3% Total Bookings $49.9 $39.3 27% In millions Net cash provided by operating activities for 1H 2010: $23.3M (increased from $(0.5)M in 2H 2009) Balance Sheet: $51.7M in cash and cash equivalents of as of June 30, 2010

State of the Business - Payments Copyright (c) 2010. S1 Corporation. All rights reserved. 6 Sales bookings increased 59% in 1H 2010 vs. 2H 2009 New customer acquisition: In millions Revenue backlog increased 35% during 1H 2010: $13.0M as of June 30, 2010 and $9.6M as of December 31, 2009 New customers added in 1H 2010 include: One of the world's leading producers and distributors of non-alcoholic beverages A master debit network in the U.S. One of the largest building societies in Australia One of the world's premier consumer electronics brands Four new customers in Africa A premier retail group in the UK Bookings 1H 2010 2H 2009 %Change New customers $11.0 $3.7 199% Existing customers $11.5 $10.4 10% Total Bookings $22.5 $14.1 59%

State of the Business - Large FIs (excl Custom Projects) Copyright (c) 2010. S1 Corporation. All rights reserved. 7 Sales bookings increased 8% in 1H 2010 vs. 2H 2009 New customer acquisition: In millions Revenue backlog increased 19% during 1H 2010: $35.2M as of June 30, 2010 and $29.6M as of December 31, 2009 New customers added in 1H 2010 include: One of the largest financial services groups in Asia Corporate banking, Business banking, Consumer banking, Trade finance, Mobile banking A prominent West Coast bank in the U.S. Corporate banking Significant cross-sell to one of the top 5 banks in the U.S. Corporate banking Bookings 1H 2010 2H 2009 %Change New customers $5.4 $3.1 73% Existing customers $22.0 $22.1 -1% Total Bookings $27.4 $25.2 8%

State of the Business - Community FIs Copyright (c) 2010. S1 Corporation. All rights reserved. 8 Over 100 customers on new product on one or more of the following channels: Internet Banking (Retail & Business) Voice Banking Mobile Banking More than 100 conversion projects currently in progress Continue to target completing migrations to new product by end of 2011

Revenue Model Copyright (c) 2010. S1 Corporation. All rights reserved. 9 Continuing to see a shift in recognizing more software license revenue using the percentage of completion method Payments and Banking: Large Financial Institution segments Greater average deal size with larger and more complex deals Revenue recognition policy has not changed Examples: Top 10 UK retailer Bank in Africa Anticipate a greater percentage of licenses will be accounted for using percentage of completion Should provide improved visibility and predictability Makes forecasting more difficult in the short-term Timing plays a role when a deal is accounted for on a percentage of completion basis Expect some normalization in Adjusted EBITDA by end of 2010 Expect to enter 2011 with greater amount of revenue backlog

Financials Copyright (c) 2010. S1 Corporation. All rights reserved. 10

Financial Summary - Consolidated Revenue Copyright (c) 2010. S1 Corporation. All rights reserved. 11 Software licenses primarily impacted as more license fees recognized upon delivery in 2009 Professional Services primarily impacted by: A reduction in Custom Project revenue Lower Professional services Changes in project estimates for certain implementations

Financial Summary - Segment Revenue Copyright (c) 2010. S1 Corporation. All rights reserved. 12 Segment Revenue primarily impacted by: Payments: More Software license fees recognized upon delivery in 2009 Banking: Large FI: A reduction of $4.8 million in Custom Project revenue State Farm down $2.9 million International branch customer down $1.9 million Lower professional services in the Americas Changes in project estimates for certain implementations

Financial Summary - Consolidated Expenses Copyright (c) 2010. S1 Corporation. All rights reserved. 13 Expenses primarily impacted by: Lower stock based compensation expense of $2.3 million Lower variable cash incentives as a result of lower earnings Lower sales commissions as a result of changes in commission plan structure

Financial Summary - Segment Operating Income (Loss) Copyright (c) 2010. S1 Corporation. All rights reserved. 14 Segment Operating income (loss) primarily impacted by: Payments: Lower revenue and growth in professional services personnel to accommodate supporting larger customer projects to ensure capacity to meet future project demands Banking: Large FI: Declines in Custom Project revenue and related profit Changes in project estimates for certain implementations Banking: Community FI: Costs related to migrating customers to new platform

Financial Summary- Diluted (Loss) Earnings Per Share Copyright (c) 2010. S1 Corporation. All rights reserved. 15 Increase in foreign taxable income in 2010 contributed to increase in GAAP tax expense U.S. NOLs total approximately $232 million at the end of June 2010

Financial Summary- Cash Flows Copyright (c) 2010. S1 Corporation. All rights reserved. 16 PM Systems acquired on March 4, 2010 for approximately $29.2 million in cash Purchases of PP&E were $2.2 million in Q2 and $3.1 million YTD

Closing Remarks Copyright (c) 2010. S1 Corporation. All rights reserved. 17 Our revenue model is in transition Negative impact on our current and near-term financial results Withdrawing guidance: Adjusted EBITDA normalization expected by end of 2010 Expect to enter 2011 with a business model that has greater visibility and predictability Strong cash flows Strong sales bookings Increase in revenue backlog in: Payments segment Banking: Large FI segment Targeting and signing large, high-quality customers Continue to see good opportunities in the marketplace

Thank You Copyright (c) 2010. S1 Corporation. All rights reserved. 18